EXHIBIT 3.2
BY-LAWS
OF
AK STEEL HOLDING CORPORATION
(a Delaware corporation)

ARTICLE I
Stockholders

SECTION 1.  Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of other business as may properly come before the meeting shall be held each year at the date and time, within or without the State of Delaware, as the Board of Directors shall determine.  No matter (including the nomination of a person for election as a director) may be presented for stockholder action at an annual meeting of stockholders unless such matter is: (a) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (b) otherwise presented at the meeting by or at the direction of the Board of Directors, (c) properly presented for action at the meeting by a stockholder in accordance with the notice provisions set forth in Sections 9 or 10 of this Article I and any other applicable requirements, or (d) a procedural matter presented, or accepted for presentation, by the Chairman in his or her sole discretion.

SECTION 2.  Special Meetings. Special meetings of stockholders for the transaction of business as may properly come before the meeting may be called by order of the Board of Directors or the Chief Executive Officer or upon the written request delivered to the Chief Executive Officer by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held on the date and at the time, within or without the State of Delaware, as may be specified by the order or, in the case of a stockholder request, on a date and time determined by the Secretary. Whenever the directors or the Chief Executive Officer or the Secretary shall fail to fix the place, the meeting shall be held at the principal executive office of the Corporation.  Any stockholder request submitted shall meet the requirements of Section 10 of this Article I.  No matter may be presented for stockholder action at a special meeting of stockholders unless such matter is: (a) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (b) otherwise presented at the meeting by or at the direction of the Board of Directors, (c) properly presented for action at the meeting by a stockholder in accordance with the notice provisions set forth in Section 10 of this Article I and any other applicable requirements, or (d) a procedural matter presented, or accepted for presentation, by the Chairman in his or her sole discretion.  No special meeting of stockholders shall be called for the purpose of removing or electing a director or directors or amending the Bylaws of the Corporation, such matters to be considered only at the annual meeting of stockholders; provided, however, that a special meeting may be called for the purpose of removing a director for cause, as such term is defined under Delaware law, and, provided further that the cause alleged must be set forth in the request for the meeting. Business transacted at any special meeting requested by stockholders shall be limited to the purpose or purposes stated in the request for the meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

SECTION 3.  Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting unless the lapse of the prescribed period of time shall have been waived. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than 30 days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, during the 10 day period, at the stockholder's expense, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
The stock ledger shall be the only evidence as to the identities of the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.  If there be no quorum, the holders of a majority of the shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6.  Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence, the Chief Executive Officer, if any, or if none or in the Chief Executive Officer's absence, the President, if any, or if none or in the President's absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7.  Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by the stockholder or by the stockholder's duly authorized attorney-in-fact (but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of the stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws.  At all elections of directors the voting may but need not be by ballot. Except as provided in Section 11 of Article II (relating to vacancies), each director shall be elected by the vote of the majority of votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if as of a date that is 14 calendar days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors.  In the event that the election is to be determined by a plurality of the votes cast, stockholders shall be permitted only to vote “for” a nominee or to “withhold” their vote with respect to such nominee.  In the event that the election is to be determined by a majority of the votes cast, stockholders shall be permitted to vote “for” or “against” a nominee and, for purposes of the election of a director, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  If, at a meeting for the election of directors at which directors will be elected by a majority of the votes cast, an incumbent director fails to be elected, any such director shall tender his or her resignation to the Board within 30 days from the date of the certification of the election results.  The Nominating & Governance Committee of the Board will consider what it deems to be the relevant facts and circumstances and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the Nominating & Governance Committee’s recommendation and any other facts or circumstances it deems to be relevant, and publicly disclose its decision and the rationale underlying it within 90 days from the date of the certification of the election results.  A tender of resignation pursuant to this section shall be delivered to the Board, and the resignation shall be effective when accepted by the Board, notwithstanding anything in Section 10 of Article II to the contrary.  In the event that the Board acts to accept a tendered resignation, the Board may act to fill the vacancy created by the resignation in accordance with Section 11 of Article II, or the Board may act to reduce the size of the Board in accordance with Section 2(A) of Article II.  Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter, and the affirmative vote of the majority of shares of that class or classes present in person or represented by proxy at the meeting shall be the act of that class or classes, unless otherwise provided in the Corporation's Certificate of Incorporation.

SECTION 8.  Inspectors. The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed or any person who may be appointed as an inspector fails to appear or act, the person presiding at the meeting shall appoint one or more inspectors. Each inspector before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do all acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector or inspectors.

SECTION 9.  Notice of Stockholder Nominee.
(a)  Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this section. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, by close of business on a date that is not less than 60 days nor more than 90 days prior to such anniversary date, and (B) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting or where no annual meeting has been held within the past year, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend the time period) for the giving of a stockholder’s notice under this section.  For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15 of the Securities Exchange Act of 1934, as amended.
(b)  To be in proper written form, a stockholder's notice delivered to the Secretary pursuant to this section shall set forth in writing (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and shall specifically include such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and the number of shares of capital stock of the Corporation owned of record and beneficially by such person; and (ii) as to such stockholder:
(A) a representation that such stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at the meeting and the name and address, as they appear on the Corporation's books, of such stockholder and any stockholder of record of the stockholder’s shares,
(B) the class and number of shares of the Corporation that are owned of record and beneficially by such stockholder and owned by any stockholder of record of such stockholder’s shares, as of the date of the stockholder’s notice, and a representation that such stockholder shall notify the Corporation in writing of the number of such shares owned of record and beneficially as of the record date for the meeting promptly following the record date;
(C) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and any of its affiliates or associates, and any other person or persons (including their names), and a representation that the stockholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date;
(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such shareholder with respect to shares of stock of the Corporation, and a representation that such shareholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date;
(E) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose the nomination; and
(F) a representation whether such shareholder intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee, and/or otherwise to solicit proxies from stockholders in support of the nomination.
(c)  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in the By-laws of the Corporation. Notwithstanding anything in the Bylaws to the contrary, if a stockholder intending to make a nomination pursuant to this Section 9 does not provide the information and make the representations required under clauses (ii)(A) through (E) of subsection (b) of this section promptly following the record date, or such stockholder (or a duly authorized proxy of such stockholder) does not appear at the meeting to present the nominations, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws of the Corporation, and if he or she shall so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 10. Stockholder Proposals.
(a)  For business (other than the nomination of a person for election as a director, which is governed by Section 9 of this Article I) properly to be brought by a stockholder before a meeting of stockholders, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, by close of business on a date that is not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting or where no annual meeting has been held within the past year, or in the case of a special meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure (as defined in Section 9 of this Article I) of the date of the meeting was made, whichever occurs first.  In no event shall the public disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend the time period) for the giving of a stockholder’s notice under this section.
(b)  To be in proper written form, such stockholder's notice to the Secretary shall set forth in writing (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of:
(A)    the business desired to be brought before the meeting;
(B)    the reasons for conducting such business at the meeting;
(C)   any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(D)   all agreements, arrangements and understandings between or among the stockholder and beneficial owner, if any, and its or their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business, and a representation that the stockholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date; and
(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(A)          a representation that such stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at the meeting and the name and address of such stockholder, and of such beneficial owner or stockholder of record of the shares owned by such stockholder, if any, as they appear on the Corporation’s books;
(B)          the class and number of shares of stock which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or stockholder of record of the shares owned by such stockholder, if any, as of the date of the stockholder’s notice, and a representation that the stockholder shall notify the Corporation in writing of the number of such shares owned of record and beneficially as of the record date for the meeting promptly following the record date;

(C)         any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date the notice by, or on behalf of, such shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such shareholder with respect to shares of stock of the Corporation, and a representation that such shareholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date;
(D)         a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to propose the matter; and
(E)          a representation as to whether the stockholder giving the notice intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the matter, and/or otherwise to solicit proxies from stockholders in support of such stockholder’s proposal or position.
(c)  Notwithstanding anything in the By-laws to the contrary, (i) no business shall be conducted at an annual or special meeting of the stockholders except in accordance with the procedures set forth in the Bylaws of the Corporation, and (ii) if a stockholder does not provide the information and make the representations required under clauses (i)(D) and (ii)(A) through (D) of subsection (b) of this section promptly following the record date, or such stockholder (or a duly authorized proxy of such stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Bylaws of the Corporation, and, if he or she should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Nothing in these Bylaws shall be deemed to affect any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

ARTICLE II
Board of Directors
SECTION 1.  General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2.  Qualification; Number; Term; Remuneration.
(a)    Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be seven, or a larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors that the Corporation would have if there were no vacancies.
(b)   Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
(c)   Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.  Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.  Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.  Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of other business as may properly come before the meeting. The meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which the stockholders' meeting is held.

    SECTION 6.  Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

    SECTION 7.  Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by a majority of the directors then in office.

    SECTION 8.  Notice of Special Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be sent to each director at least five calendar days before the special meeting, if sent via United States mail or overnight delivery, or at least one day before the special meeting, if sent via electronic mail, in-person delivery, or provided orally via telephone.

    SECTION 9.   Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act, the Chief Executive Officer, if any, or if none or in the Chief Executive Officer's absence or inability to act, the President, or in the President's absence or inability to act, any Vice-President who is a member of the Board of Directors, or in the Vice-President's absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

SECTION 10.  Resignation and Removal. Any director may resign at any time upon written notice to the Corporation and the resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11.  Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12.  Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 13.  Electronic Communication. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee by means of a conference telephone, audio-visual communications or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by this means shall constitute presence in person at a meeting.

ARTICLE III
Committees
    SECTION 1.  Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

 SECTION 2.  Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by the rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.  Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.  Term; Termination. In the event any person shall cease to be a director of the Corporation, that person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV
Officers
SECTION 1.  Election and Qualifications. The Officers of the Corporation shall include a President, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors. In addition, the Officers of the Corporation may include an assistant secretary, assistant treasurer and other officers, each of whom may be elected by the Board of Directors or appointed by the President.  Each officer shall have the powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President.

SECTION 2.  Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in the manner as the Board of Directors shall provide.

SECTION 3.  Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and the resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4.  Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5.  Chief Executive Officer. The Chief Executive Officer of the Corporation shall have duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 6.   President. The President shall have duties as customarily pertain to that office. The President may execute and deliver in the name of the Corporation contracts, bonds and other obligations and instruments pertaining to such activities, and shall have other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7.  Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8.  Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9.  Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 10.  Assistant Officers. Any assistant officer shall have powers and duties of the officer the assistant officer assists as that officer or the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

ARTICLE V
Books and Records
SECTION 1.  Location. The books and records of the Corporation may be kept at the place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept as prescribed in the By-laws by the Secretary or by another officer or agent as shall be designated by the Board of Directors.

SECTION 2.  Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

SECTION 3.  Fixing Date for Determination of Stockholders of Record.
(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date that shall not be more than 60 nor less than 10 days before the date of the meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)   In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date that shall not precede the date the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking the prior action.

(c)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date that shall not precede the date the resolution fixing the record date is adopted. If no record date is fixed, the record date for determining stockholders for any purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI
Certificates Representing Stock
SECTION 1.  Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. The resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of the shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.  Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3.  Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but the scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
The Board of Directors shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4.  Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of any new certificate.

ARTICLE VII
Dividends
Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of the funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against that discretion, to divide or pay any part of those funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends any sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any reserve in the manner in that it was created.

ARTICLE VIII
Ratification
Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. The ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of the questioned transaction.

ARTICLE IX
Corporate Seal
The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in the form and contain other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X
Fiscal Year
The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XI
Waiver of Notice
Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII
Bank Accounts, Drafts, Contracts, Etc.

SECTION 1.  Bank Accounts and Drafts. In addition to any bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, and payments from those bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.  Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and this authority may be general or confined to specific instances.

SECTION 3.  Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of that stock at any meeting, or otherwise as specified in the proxy or power of attorney so authorizing that person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.  Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII
Amendments
Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law of the State of Delaware, the power to amend, alter or repeal these By-laws and to adopt new By-laws may be exercised by the Board of Directors or by the stockholders.

21
As Amended and Restated as of May 27, 2010.